BY-LAWS

OF

THE TAIWAN FUND, INC.

ARTICLE I

STOCKHOLDERS

Section 1.1.    Place of Meeting. All meetings of the stockholders should be held at the principal office of the Corporation in the State of Maryland or at such other place within the United States as may from time to time be designated by the Board of Directors and stated in the notice of such meeting.

Section 1.2.    Annual Meetings. An annual meeting of the stockholders for the election of directors and the transaction of any business within the power of the Corporation shall be held on the date and at the time and place set by the Board of Directors.

Section 1.3.    Special Meetings. Special meetings of the stockholders for any purpose or purposes may be called by the Chairman of the Board, the President, or a majority of the Board of Directors. Special meetings of stockholders shall also be called by the Secretary upon receipt of the request in writing signed by stockholders holding not less than 25% of the votes entitled to be cast thereat. Such request shall state the purpose or purposes of the proposed meeting and the matters proposed to be acted on at such proposed meeting. The Secretary shall inform such stockholders of the reasonably estimated costs of preparing and mailing such notice of meeting and upon payment to the Corporation of such costs, the Secretary shall give notice as required in this Article to all stockholders entitled to notice of such meeting. No special meeting of stockholders need be called upon the request of the holders of common stock entitled to cast less than a majority of all votes entitled to be cast at such meeting to consider any matter which is substantially the same as a matter voted upon at any special meeting of stockholders held during the preceding twelve months.

Section 1.4.    Notice of Meetings of Stockholders. Not less than ten days’ and not more than sixty days’ written or printed notice of every meeting of stockholders, stating the time and place thereof (and the purpose of any special meeting), shall be given to each stockholder entitled to vote thereat and to each other stockholder entitled to notice of the meeting by leaving the same with such stockholder or at such stockholder’s residence or usual place of business or by mailing it, postage prepaid, and addressed to such stockholder at such stockholder’s address as it appears upon the books of the Corporation. If mailed, notice shall be deemed to be given when deposited in the mail addressed to the stockholder as aforesaid.

No notice of the time, place or purpose of any meeting of stockholders need be given to any stockholder who attends in person or by proxy or to any stockholder who, in writing executed and filed with the records of the meeting, either before or after the holding thereof, waives such notice.

The Corporation may postpone or cancel a meeting of stockholders by making a public announcement of such postponement or cancellation prior to the meeting. Notice of the date, time and place to which the meeting is postponed shall be given not less than ten days prior to such date and otherwise in the manner set forth in this Section.

Section 1.5.    Record Dates. The Board of Directors may fix, in advance, a record date for the determination of stockholders entitled to notice of or to vote at any stockholders meeting or to receive a dividend or be allotted rights or for the purpose of any other proper determination with respect to stockholders and only stockholders of record on such date shall be entitled to notice of and to vote at such meeting or to receive such dividends or rights or otherwise, as the case may be; provided, however, that such record date shall not be prior to sixty days preceding the date of any such meeting of stockholders, dividend payment date, date for the allotment of rights or other such action requiring the determination of a record date; and further provided that such record date shall not be prior to the close of business on the day the record date is fixed, that the transfer books shall not be closed for a period longer than 20 days, and that in the case of a meeting of stockholders, the record date or the closing of the transfer books shall not be less than ten days prior to the date fixed for such meeting.

Section 1.6.    Quorum; Adjournment of Meetings. The presence in person or by proxy of stockholders entitled to cast one third of the votes entitled to be cast thereat shall constitute a quorum at all meetings of the stockholders, except as otherwise provided in the Articles of Incorporation. The Chairman of the Meeting or the holders of a majority of the stock present in person or by proxy shall have power to adjourn any meeting of stockholders from time to time (a) without notice other than announcement at the meeting, to a date not more than 120 days after the original record date; or (b) provided that a new notice is given in accordance with Section 1.4 of this Article I and a new record date is set in accordance with Section 1.5 of this Article I, to a date more than 120 days after the original record date. At the adjourned meeting, any business may be transacted which might have been transacted at the meeting as originally notified.

Section 1.7.    Voting and Inspectors. At all meetings, stockholders of record entitled to vote thereat shall have one vote for each share of common stock standing in his name on the books of the Corporation (and such stockholders of record holding fractional shares, if any, shall have proportionate voting rights) on the date for the determination of stockholders entitled to vote at such meeting, either in person or by proxy appointed by instrument in writing subscribed by such stockholder or his duly authorized attorney.

All elections shall be had and all questions decided by a majority of the votes cast at a duly constituted meeting, except as otherwise provided by statute or by the Articles of Incorporation or by these By-Laws.

At any election of Directors, the Chairman of the meeting may, and upon the request of the holders of ten percent (10%) of the stock entitled to vote at such election shall, appoint two inspectors of election who shall first subscribe an oath or affirmation to execute faithfully the duties of inspectors at such election with strict impartiality and according to the best of their ability, and shall after the election make a certificate of the result of the vote taken. No candidate for the office of Director shall be appointed such Inspector.

Section 1.8.    Conduct of Stockholders’ Meetings. The meetings of the stockholders shall be presided over by the Chairman of the Board, or if the Chairman is not present, by the President, or if the President is not present, by a vice-president, or if none of them is present, by a Chairman to be elected at the meeting.

The Secretary of the Corporation, if present, shall act as a Secretary of such meetings, or if he is not present, an Assistant Secretary shall so act; if neither the Secretary nor the Assistant Secretary is present, then the meeting shall elect its Secretary. The chairman of an annual or special meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of Section 1.11 of this Article I, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

Section 1.9.    Concerning Validity of Proxies, Ballots, etc. At every meeting of the stockholders, all proxies shall be received and taken in charge of and all ballots shall be received and canvassed by the Secretary of the meeting, who shall decide all questions touching the qualification of voters, the validity of the proxies and the acceptance or rejection of votes, unless inspectors of election shall have been appointed by the Chairman of the meeting, in which event such inspectors of election shall decide all such questions. Unless a proxy provides otherwise, it is not valid for more than eleven months after its date.

Subject to the foregoing sentence, if a new record date (the “New Record Date”) is set for a meeting of stockholders that is adjourned or postponed to a date that is more than 120 days after the original record date for the meeting, a proxy granted by a stockholder as of the original record date for the meeting remains valid with respect to the shares held by such stockholder as of the New Record Date, unless the proxy is revoked by the stockholder prior to being exercised at the adjourned or postponed meeting.

Section 1.10.    Action Without Meeting. Any action to be taken by stockholders may be taken without a meeting if (1) all stockholders entitled to vote on the matter consent to the action in writing, (2) all stockholders entitled to notice of the meeting but not entitled to vote at it sign a written waiver of any right to dissent and (3) said consents and waivers are filed with the records of the meetings of stockholders. Such consent shall be treated for all purposes as a vote at the meeting.

Section 1.11.    Matters to be Acted on at Stockholders Meetings.

(a)        Annual Meetings of Stockholders.

(i)        Nominations of persons for election to the Board of Directors and the proposal of business to be considered by the stockholders may be made at an annual meeting of Stockholders only if made (A) pursuant to the Corporation’s notice of meeting, (B) by or at the direction of the Board of Directors or (C) by any stockholder of the Corporation who was a stockholder of record at the time of giving of notice provided for in this Section 1.11(a), who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section 1.11 (a).

(ii)        For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (C) of paragraph (a)(i) of this Section 1.11, the stockholder must have given timely notice thereof in writing to the secretary of the Corporation. To be timely, a stockholder’s notice shall be delivered to the secretary at the principal executive offices of the Corporation not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. Such stockholder’s notice shall set forth (i) as to each person whom the stockholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (ii) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and of the beneficial owners, if any, on whose behalf the proposal is made; and (iii) as to the stockholder giving the notice and the beneficial owners, if any, on whose behalf the nomination or proposal is made, (x) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owners, if any, and (y) the class and number of shares of stock of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owners, if any.

(iii)        Notwithstanding anything in the second sentence of paragraph (a)(ii) of this Section 1.11 to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Corporation at least 70 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by paragraph (a)(ii) of this Section 1.11 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the secretary at the principal executive offices of the Corporation not later than the close of business on the tenth day following the day on which such public announcement is first made by the Corporation.

(b)        Special Meetings of Stockholders.

(i)        Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting.

(ii)        Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected (A) pursuant to the Corporation’s notice of meeting, (B) by or at the direction of the Board of Directors or (C) provided that the Board of Directors has determined that directors shall be elected at such special meeting, by any stockholder of the Corporation who (x) has given timely notice thereof meeting the requirements of Section 1.11(b)(iii), (y) is a stockholder of record at the time of giving of such notice, and (z) is entitled to vote at the meeting.

(iii)        To be timely, a stockholder’s notice referred to in Section 1.11(b) (ii) must have been delivered to the secretary of the Corporation at the principal executive offices of the Corporation not earlier than the 90th day prior to such special meeting and not later than the close of business on the later of the 60th day prior to such special meeting or the tenth day following the day on which public announcement is made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. Such stockholder’s notice shall set forth (A) as to each person whom the stockholder proposes to nominate for election ore reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (B) as to the stockholder giving the notice and the beneficial owners, if any, on whose behalf the nomination or proposal is made, (x) the name and address of such stockholder, as they appear on the Corporation’s books and of such beneficial owners, if any and (y) the class and number of shares of stock of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owners, if any.

ARTICLE II

BOARD OF DIRECTORS

Section 2.1.    Function of Directors. The business and affairs of the Corporation shall be conducted and managed under the direction of its Board of Directors. All powers of the Corporation shall be exercised by or under authority of the Board of Directors except as conferred on or reserved to the stockholders by statute.

Section 2.2.    Number of Directors. The Board of Directors shall be not less than three nor more than 15 in number as may be fixed from time to time by the affirmative vote at a meeting of the holders of a majority of the stock outstanding or by resolution of the Board of Directors adopted by a majority of the directors then in office, except that no decrease in the number of directors shall shorten the term of any incumbent director. Directors need not be stockholders.

Section 2.3.    Election and Term of Directors. Directors shall be elected annually, by election at the annual meeting of stockholders or a special meeting held for that purpose. The term of office of each director shall be from the time of his election and qualification until the annual election of directors next succeeding his election or until his successor shall have been elected and shall have qualified. If the annual election of directors is not held on the date designated therefor, the directors shall cause such election to be held as soon thereafter as convenient.

Section 2.4.    Vacancies; Tender of Resignation. In case of any vacancy in the Board of Directors through death, resignation or other cause, other than an increase in the number of

Directors, subject to the provisions of law, a majority of the remaining Directors, even if such majority is less than a quorum, by an affirmative vote, may elect a successor to hold office for the remainder of the full term of the class of Directors in which the vacancy occurred or until his successor is chosen and qualified. Any Director who is nominated for re-election at a meeting of stockholders and is not re-elected at that meeting shall be deemed to have tendered to the Board of Directors his or her resignation as a Director, with such resignation to take effect 30 days after the date of the meeting unless the Board of Directors unanimously decides to reject that Director’s tender of resignation, in which case the Director shall continue in office until his death, resignation or removal or until his successor shall have been elected and shall have been qualified.

Section 2.5.    Increase or Decrease in Number of Directors. The Board of Directors, by the vote of a majority of the entire Board, may increase the number of Directors and may elect Directors to fill the vacancies created by any such increase in the number of Directors for the remainder of the full term of the class of Directors in which the vacancy occurred or until their successors are duly chosen and qualified. The Board of Directors, by the vote of a majority of the entire Board, may likewise decrease the number of Directors to a number not less than that permitted by law.

Section 2.6.    Place of Meeting. The Directors may hold their meetings within or outside the State of Maryland, at any office or offices of the Corporation or at any other place as they may from time to time determine.

Section 2.7.    Regular Meetings. Regular meetings of the Board of Directors shall be held at such time and on such notice as the Directors may from time to time determine.

Section 2.8.    Annual Meeting. The annual meeting of the Board of Directors shall be held as soon as practicable after the annual meeting of the stockholders for the election of Directors.

Section 2.9.    Special Meetings. Special meetings of the Board of Directors may be held from time to time upon call of the Chairman of the Board, the President, the Secretary or two or more of the Directors, by oral or telegraphic or written notice duly served on or sent or mailed to each Director not less than one day before such meeting.

Section 2.10.    Notices. Unless required by statute or otherwise determined by resolution of the Board of Directors in accordance with these By-Laws, notices to Directors need not be in writing and need not state the business to be transacted at or the purpose of any meeting, and no notice need be given to any Director who is present in person or to any Director who, in writing executed and filed with the records of the meeting either before or after the holding thereof, waives such notice. Waivers of notice need not state the purpose or purposes of such meeting.

Section 2.11.    Quorum. One-third of the Directors then in office shall constitute a quorum for the transaction of business, provided that if there is more than one Director, a quorum shall in no case be less than two Directors. If at any meeting of the Board there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum shall have been obtained. The act of the majority of the Directors present at any meeting at which there is a quorum shall be the act of the Directors, except as may be otherwise specifically provided by statute or by the Articles of Incorporation or by these By-Laws.

Section 2.12.    Executive Committee. There may be an Executive Committee consisting of such number of members, not less than three, as may be fixed from time to time by the Board of Directors, who shall be elected by the Board of Directors from among its members by resolution passed by a majority of the whole Board. At least a majority of the members of the Executive Committee shall be persons who are not “interested persons”, as defined in the Investment Company Act, of the Corporation or any investment adviser to, or underwriter of securities of, the Corporation. During the intervals between meetings of the Board of Directors, the Executive Committee shall have and may exercise all the powers of the Board of Directors in the management of the business and affairs of the Corporation, except as may be limited by law. The Executive Committee may adopt rules governing the method of calling and time and place of holding its meetings. A majority of the Executive Committee shall constitute a quorum for the transaction of business and the act of a majority of the members of the Executive Committee present at a meeting at which a quorum is present shall be the act of the Executive Committee. The Executive Committee shall keep a record of its acts and proceedings and shall report thereon to the Board of Directors. Any or all members of the Executive Committee may be removed, with or without cause, by resolution of the Board of Directors, adopted by a majority of the whole Board.

Section 2.13.    Other Committees. The Board of Directors may from time to time, by resolution adopted by a majority of the whole Board, constitute and appoint one or more other committees of the Board, each such committee to consist of such number of directors and to have such powers and duties as the Board of Directors, by a resolution may prescribe.

Section 2.14.    Advisory Committees. The Board of Directors may from time to time, by resolution adopted by a majority of the whole Board, constitute and appoint one or more advisory committees, consisting of such persons as the Board may designate whether or not officers or directors of the Corporation.

Section 2.15.    Telephone Meetings. Members of the Board of Directors or a committee of the Board of Directors may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means, subject to the provisions of the Investment Company Act of 1940, as amended (the “Investment Company Act”), constitutes presence in person at the meeting.

Section 2.16.    Action Without a Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting, if a written consent to such action is signed by all members of the Board or of such committee, as the case may be, and such written consent is filed with the minutes of the proceedings of the Board or such committee.

Section 2.17.    Compensation of Director. No Director shall receive any stated salary or fees from the Corporation for his services as such if such Director is, otherwise than by reason of being such Director, an interested person (as such term is defined by the Investment Company Act of 1940, as amended) of the Corporation or of its investment manager or principal underwriter. Except as provided in the preceding sentence, Directors shall be entitled to receive such compensation from the Corporation for their services as may from time to time be voted by the Board of Directors.

Section 2.18.    Qualifications. Directors need not be stockholders. Each Director shall hold office until the earlier of: (a) the expiration of his term and his or her successor shall have been elected and qualifies, (b) his or her death, (c) his or her resignation or (d) his or her removal. To be eligible for nomination as a director a person must, at the time of such person’s nomination, have Relevant Experience and Regional Knowledge (as defined below) and must not have any Conflict of Interest (as defined below). Whether a proposed nominee satisfies the foregoing qualifications shall be determined by the Board of Directors in its sole discretion. “Relevant Experience and Regional Knowledge” means experience in business, investment, economic or political matters of Taiwan or Asia through service (1) for 10 of the past 20 years as an executive officer, director or partner of a financial, industrial or investment management business headquartered in Asia or involving supervision of Asian business operations or investments, that has annual revenues or assets under management, of at least the equivalent of U.S. $500 million; (2) for 5 of the past 10 years as a director (or the equivalent) of one or more investment businesses or vehicles (including this Corporation) a principal focus of which is investment in Taiwan; (3) as a current director or senior officer of an investment manager or adviser of the Corporation, or of any entity controlling or under common control with an investment manager or adviser of the Corporation; (4) for 5 of the past 10 years as a senior official (including ambassador or minister) in the national government, a government agency or the central bank of Taiwan or the United States, in a major supranational agency or organization of which Taiwan or the United States is a member, in a leading international trade organization relating to Asia or the United States, or in the Asian Development Bank, in each case in the area of finance, economics, trade or foreign relations and where the individual was substantially involved with matters relating to Asia; or (5) for 5 of the past 10 years as a professor of finance, economics, trade or foreign relations at, or member of a board of trustees or directors of, a university in Taiwan or the United States and where the individual was substantially involved with matters relating to Asia. In addition, a proposed nominee shall be deemed to have Relevant Experience and Regional Knowledge if he or she qualifies as an Audit Committee Financial Expert as defined in Item 3 of Securities and Exchange Commission Form N-CSR, and if there is not at that time another member of the Board of Directors, who is also a member of the Audit Committee, who qualifies as an Audit Committee Financial Expert. “Conflict of Interest” means the presence of a conflict with the interests of the Corporation or its operations through any of the following: (1) current position as a director, officer, partner (other than a limited partner) or employee of another investment vehicle a significant (i.e., 50% or more of total assets) focus of which is securities of Taiwanese companies or securities principally traded in Taiwan markets and that does not have the same investment adviser as the Corporation or an investment adviser affiliated with an investment adviser of the Corporation; (2) current position as a director, officer, partner (other than a limited partner) or employee of the sponsor or equivalent of an investment vehicle described in the previous point; or (3) current position as an official of a governmental agency or self-regulatory body having responsibility for regulating the Corporation or the markets in which it proposes to invest.

ARTICLE III

OFFICERS

Section 3.1.    Executive Officers. The executive officers of the Corporation shall be chosen by the Board of Directors as soon as may be practicable after the annual meeting of the stockholders. These shall include a President (who may be a Director), a Chief Compliance Officer, a Secretary and a Treasurer. The Board of Directors or the Executive Committee may also in its discretion appoint one or more Vice-Presidents (the number thereof to be determined by the Board of Directors), Assistant Secretaries, Assistant Treasurers and other officers, agents and employees, who shall have such authority and perform such duties as the Board or the Executive Committee may determine. The Board of Directors may fill any vacancy which may occur in any office. Any two or more offices, except those of President and Vice-President, may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity, if such instrument is required by law or these By-Laws to be executed, acknowledged or verified by two or more officers.

Section 3.2.    Term of Office. The term of office of all officers shall be one year and until their respective successors are chosen and qualified. Any officer may be removed from office at any time with or without cause by the vote of a majority of the Board of Directors. Any officer may resign his office at any time by delivering a written resignation to the Corporation and, unless otherwise specified therein, such resignation shall take effect upon delivery.

Section 3.3.    Powers and Duties. The officers of the Corporation shall have such powers and duties as shall be stated in a resolution of the Board of Directors, or the Executive Committee and, to the extent not so stated, as generally pertain to their respective offices, subject to the control of the Board of Directors and the Executive Committee.

Section 3.4.    Surety Bonds. The Board of Directors may require any officer or agent of the Corporation to execute a bond (including, without limitation, any bond required by the Investment Company Act and the rules and regulations of the Securities and Exchange Commission) to the Corporation in such sum and with such surety or sureties as the Board of Directors may determine, conditioned upon the faithful performance of his duties to the Corporation, including responsibility for negligence and for the accounting of any of the Corporation’s property, fund or securities that may come into his hands.

Section 3.5.    Chairman of the Board. The Chairman of the Board, if any, shall preside at all meetings of stockholders and of the Board of Directors, and shall have such other powers and duties as may be delegated to him by the Board of Directors. The position of Chairman of the Board shall not be an office of the Corporation. However, an officer of the Corporation may serve as Chairman of the Board provided that the Corporation does not rely on any rules under the Investment Company Act, which require such Chairman to be a Director who is not an “interested person” of the Corporation as defined in the Investment Company Act. The Chairman of the Board shall serve for such time and with such authority as the Directors may, in their discretion, so designate.

Section 3.6.    President. The President shall be the chief executive officer of the Corporation. In the absence of the Chairman of the Board, he shall preside at all meetings of the stockholders. He shall have general charge of the business and affairs of the Corporation. He may employ and discharge employees and agents of the Corporation, except such as shall be appointed by the Board, and he may delegate these powers.

Section 3.7.    Vice Presidents. Each Vice President shall have such powers and perform such duties as the Board of Directors or the President may from time to time prescribe. In the absence or inability to act of the President, the Board of Directors shall designate the Vice President who shall perform all the duties and may exercise any of the powers of the President.

Section 3.8.    Treasurer. The Treasurer shall have the care and custody of all funds and securities of the Corporation which may come into his hands, shall endorse the same for deposit or collection when necessary and deposit the same to the credit of the Corporation in such banks or depositaries as the Board of Directors may authorize. The Treasurer may endorse all commercial documents requiring endorsements for or on behalf of the Corporation and may sign all receipts and vouchers for payments made to the Corporation. The Treasurer shall have all such further powers and duties as generally are incident to the position of Treasurer or as may be assigned by the President or the Board of Directors.

Section 3.9.    Secretary. The Secretary shall record all proceedings of meetings of the stockholders and directors in a book kept for that purpose and shall file in such book all written consents of the stockholders or directors to any action taken without a meeting. The Secretary shall attend to the giving and serving of all notices of the Corporation. The Secretary shall have custody of the seal of the Corporation and shall attest the same by his or her signature whenever required. He or she shall have charge of the stock ledger and such other books and papers as the Board of Directors may direct, but may delegate responsibility for maintaining the stock ledger to any transfer agent appointed by the Board. He or she shall have all such further powers and duties as generally are incident to the position of Secretary or as may be assigned by the President or the Board of Directors.

Section 3.10.    Chief Compliance Officer. The Chief Compliance Officer (the “CCO”) shall perform the functions of the Corporation’s chief compliance officer as described in Rule 38a-1 under the Investment Company Act. The CCO shall have primary responsibility for administering the Corporation’s compliance policies and procedures adopted pursuant to Rule 38a-1 (the “Compliance Program”) and reviewing the Compliance Program, in the manner specified in Rule 38a-1, at least annually, or as may be required by Rule 38a-1, as may be amended from time to time. The CCO shall report directly to the Board of Directors regarding the Compliance Program.

Section 3.11.    Delegation of Duties. In case of the absence of any officer of the Corporation, or for any other reason that the Board may deem sufficient, the Board may confer for the time being the powers or duties, or any of them, of such officer upon any other officer or upon any director.

ARTICLE IV

CAPITAL STOCK

Section 4.1.    Certificates for Shares. Except as may be otherwise provided by the Board of Directors, stockholders of the Corporation are not entitled to certificates representing the shares of stock held by them. In the event that the Corporation issues shares of stock represented by certificates, such certificates shall be signed by the officers of the Corporation in the manner permitted by Maryland law and contain the statements and information required by Maryland law. There shall be no differences in the rights and obligations of stockholders based on whether or not their shares are represented by certificates.

Section 4.2.    Transfers When Certificates Are Issued. Subject to any determination of the Board of Directors pursuant to Section 4.1, upon surrender to the Corporation or the transfer agent of the Corporation of a stock certificate duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, the Corporation shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

Notwithstanding the foregoing, transfers of shares of any class of stock will be subject in all respects to the charter of the Corporation and all of the terms and conditions contained therein.

Section 4.3.    Replacement Certificate. The President, the Secretary, the Treasurer, or any officer designated by the Board of Directors may direct a new certificate to be issued in place of any certificate previously issued by the Corporation alleged to have been lost, stolen, or destroyed upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen, or destroyed. When authorizing the issuance of a new certificate, an officer designated by the Board of Directors may, in his or her discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed certificate or the owner’s legal representative to advertise the same in such manner as he or she shall require and/or to give bond, with sufficient surety, to the Corporation to indemnify it against any loss or claim which may arise as a result of the issuance of a new certificate.

Section 4.4.    Stock Ledgers. The stock ledgers of the Corporation, containing the names and addresses of the stockholders and the number of shares held by them respectively, shall be kept at the principal offices of the Corporation or, if the Corporation employs a Transfer Agent, at the offices of the Transfer Agent of the Corporation.

Section 4.5.    Transfer Agents and Registrars. The Board of Directors may from time to time appoint or remove transfer agents and/or registrars of transfers of shares of stock of the Corporation, and it may appoint the same person as both transfer agent and registrar. Upon any such appointment being made all certificates representing shares of capital stock thereafter issued shall be countersigned by one of such transfer agents or by one of such registrars of transfers or by both and shall not be valid unless so countersigned. If the same person shall be both transfer agent and registrar, only one countersignature by such person shall be required.

ARTICLE V

CORPORATE SEAL; LOCATION OF OFFICES; BOOKS

Section 5.1.    Corporate Seal. The Board of Directors may provide for a suitable corporate seal, in such form and bearing such inscriptions as it may determine. Any officer or director shall have the authority to affix the corporate seal. If the Corporation is required to place its corporate seal to a document, it shall be sufficient to place the word “(seal)” adjacent to the signature of the authorized officer of the Corporation signing the document.

Section 5.2.    Location of Offices. The Corporation shall have a principal office in the State of Maryland. The Corporation may, in addition, establish and maintain such other offices as the Board of Directors or any officer may, from time to time, determine.

Section 5.3.    Books and Records. The books and records of the Corporation shall be kept at the places, within or without the State of Maryland, as the directors or any officer may determine; provided, however, that the original or a certified copy of the By-Laws, including any amendments to them, shall be kept at the Corporation’s principal executive office.

ARTICLE VI

FISCAL YEAR AND ACCOUNTANT

Section 6.1.    Fiscal Year. The fiscal year of the Corporation, unless otherwise fixed by resolution of the Board of Directors, shall begin on the first day of September and shall end on the last day of August in each year.

Section 6.2.    Accountant. The Corporation shall employ an independent public accountant or a firm of independent public accountants as its Accountants to examine the accounts of the Corporation and to sign and certify financial statements filed by the Corporation. The employment of the Accountant shall be conditioned upon the right of the Corporation to terminate the employment forthwith without any penalty by vote of a majority of the outstanding voting securities at any stockholders’ meeting called for that purpose.

ARTICLE VII

INDEMNIFICATION AND INSURANCE

Section 7.1.    General. The Corporation shall indemnify directors, officers, employees and agents of the Corporation against judgments, fines, settlements and expenses to the fullest extent authorized and in the manner permitted, by applicable federal and state law.

Section 7.2.    Indemnification of Directors and Officers. The Corporation shall indemnify to the fullest extent permitted by law (including the Investment Company Act) as currently in effect or as the same may hereafter be amended, any person made or threatened to be made a party to any action, suit or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that such person or such person’s testator or intestate is or was a director or officer of the Corporation or serves or served at the request of the Corporation any other enterprise as a director or officer. To the fullest extent permitted by law (including the Investment Company Act) as currently in effect or as the same may hereafter be amended, expenses incurred by any such person in defending any such action, suit or proceeding shall be paid or reimbursed by the Corporation promptly upon receipt by it of an undertaking of such person to repay such expenses if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation. The rights provided to any person by this Article VII shall be enforceable against the Corporation by such person who shall be presumed to have relied upon it in serving or continuing to serve as a director or officer as provided above. No amendment of this Article VII shall impair the rights of any person arising at any time with respect to events occurring prior to such amendment. In particular, and without limiting the generality of the foregoing, neither the determination that a Director is an “audit committee financial expert” nor the knowledge, experience or other qualifications underlying such a determination shall result in that Director being held to a standard of care that is higher than the standard that would be applicable in the absence of such a determination or such knowledge, experience or qualification, nor shall such a determination or such knowledge, experience or other qualification impose any duties, obligations or liabilities that are greater than would obtain in the absence of such a determination or such knowledge, experience or qualification. Any determination of whether a Director has complied with any applicable standard of care, including without limitation any standard of care set out in any constituent document of the Corporation, and any determination of whether a Director shall be entitled to indemnification pursuant to any provision of the Articles of Incorporation or these By-Laws, shall be made in light of and based upon the provisions of this paragraph and any person serving as a Director, whether at the date of adoption of this paragraph as a By-Law or thereafter, shall be presumed conclusively to have done so in reliance on this paragraph. For purposes of this Article VII, the term “Corporation” shall include any predecessor of the Corporation and any constituent corporation (including any constituent of a constituent) absorbed by the Corporation in a consolidation or merger; the term “other enterprises” shall include any corporation, partnership, joint venture, trust or employee benefit plan; service “at the request of the Corporation” shall include service as a director or officer of the Corporation which imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan, its participants or beneficiaries; any excise taxes assessed on a person with respect to an employee benefit plan shall be deemed to be indemnifiable expenses; and action by a person with respect to any employee benefit plan which such person reasonably believes to be in the interest of the participants and beneficiaries of such plan shall be deemed to be action not opposed to the best interests of the Corporation.

Section 7.3.    Insurance. Subject to the provisions of the Investment Company Act, the Corporation, directly, through third parties or through affiliates of the Corporation, may purchase, or provide through a trust fund, letter of credit or surety bond insurance on behalf of any person who is or was a Director, officer, employee or agent of the Corporation, or who, while a Director, officer, employee or agent of the Corporation, is or was serving at the request of the Corporation as a Director, officer, employee, partner, trustee or agent of another foreign or domestic corporation, partnership joint venture, trust or other enterprise against any liability asserted against and incurred by such person in any such capacity or arising out of such person’s position, whether or not the Corporation would have the power to indemnify such person against such liability.

ARTICLE VIII

WAIVER OF NOTICE

Whenever notice is required to be given by statute, or under any provision of the Articles of Incorporation or these By-laws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. In the case of a stockholder, such waiver of notice may be signed by such stockholder’s attorney or a proxy duly appointed in writing. Attendance of a stockholder at a meeting of stockholders, or attendance of a director at a meeting of the Board of Directors or any committee thereof, shall constitute a waiver of notice of such meeting, except when such stockholder or director, as the case may be, attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders or of the directors need be specified in any written waiver of notice.

ARTICLE IX

CUSTODIAN

The funds of the Corporation shall be deposited with such banks or other depositaries as the Board of Directors of the Corporation may from time to time determine. All securities and other investments shall be deposited in the safekeeping of such banks or other companies as the Board of Directors of the Corporation may from time to time determine. Every arrangement entered into with any bank or other company for the safekeeping of the securities and investments of the Corporation shall contain provisions complying with the Investment Company Act, and the general rules and regulations thereunder.

ARTICLE X

FUNDAMENTAL POLICIES

Section 10.1.    The Corporation will not purchase any security (other than obligations of the U.S. government, its agencies or instrumentalities) if as a result: (i) as to 75% of the Corporation’s total assets, more than 5% of the Corporation’s total assets (taken at current value) would then be invested in securities of a single issuer, (ii) as to the remaining 25% of the Corporation’s total assets, more than 10% of the Corporation’s total assets (taken at current value) would then be invested in securities of a single issuer (except that the Corporation may invest not more than 25% of its total assets in obligations of the government of the Republic of China, its agencies or instrumentalities), (iii) more than 10% of the voting equity securities (at the time of such purchase) of any one issuer would be owned by the Corporation, and (iv) more than 25% of the Corporation’s total assets (taken at current value) would be invested in a single industry, except that the Corporation shall invest more than 25% of its total assets (taken at current value) in the semi-conductor industry.

Section 10.2.    [Removed by stockholders at a meeting held on April 21, 2015.]

Section 10.3.    The Corporation will not purchase partnership interests.

Section 10.4.    The Corporation will not borrow money or pledge its assets, except that the Corporation may borrow from a bank in the United States for temporary or emergency purposes in amounts not exceeding 5% (taken at the lower of cost or current value of its total assets (not including the amount borrowed)), and may also pledge its assets held in the United States to secure such borrowings.

Section 10.5.    The Corporation will not purchase securities on margin, except for short-term credits as may be necessary for clearance of transactions.

Section 10.6.    The Corporation will not make short sales of securities or maintain a short position.

Section 10.7.    The Corporation will not buy or sell commodities or commodity contracts or real estate or interests in real estate, except the Corporation may enter into forward foreign currency exchange contracts, foreign currency futures contracts, and options on foreign currencies and foreign currency futures contracts for bona fide hedging purposes.

Section 10.8.    The Corporation will not act as an underwriter of securities of other issuers.

Section 10.9.    The Corporation will not make loans to other persons except the Corporation may lend portfolio securities in an amount not exceeding 33 1/3% of the Corporation’s net assets; for purposes of this investment restriction, the term “loans” shall not include the purchase of a portion of an issue of publicly distributed bonds, debentures or other securities.

Section 10.10.    The Corporation will not purchase securities issued by any issuer which owns, whether directly or indirectly or in concert with another person, more than 5% of the equity securities (whether voting or non-voting) of the Corporation’s adviser or which takes a significant role in the management of the Corporation’s adviser.

Section 10.11.    The Corporation may not issue senior securities.

Section 10.12.    The Corporation may not purchase beneficiary certificates representing interests in Republic of China securities investment trust funds other than the fund established under the investment advisory agreement with the Corporation’s investment adviser or effect any transaction in securities with another Republic of China securities investment trust fund managed by such investment adviser.

Section 10.13.    If a percentage restriction on investment or use of assets set forth above is adhered to at the time a transaction is effected, later changes in percentage resulting from changing values will not be considered a violation of the restrictions contained in this Article. Also, if the Corporation exercises subscription rights to purchase securities of an ROC issuer at a time when the Corporation’s portfolio holdings of securities of that issuer (or that issuer’s industry) would otherwise exceed the limits set forth in clauses (i), (ii), (iii) or (iv) of Section 10.1 hereof, it will not constitute a violation of this Article if, prior to receipt of securities on exercise of such rights, and after announcement of such rights, the Corporation has sold at least as many shares as it would receive on exercise of such rights.

ARTICLE XI

AMENDMENT OF BY-LAWS

These By-Laws or any of them may be amended, altered or repealed at any regular meeting of the stockholders or at any special meeting of the stockholders at which a quorum is present or represented, provided that notice of the proposed amendment, alteration or repeal be contained in the notice of such special meeting. These By-laws, except ARTICLE X hereof, may also be amended, altered or repealed by the affirmative vote of a majority of the Board of Directors at any regular meeting of the Board of Directors, or at any special meeting of the Board of Directors if notice of the proposed amendment, alteration or repeal be contained in the notice of such special meeting. The By-Laws, or any of them, set forth in ARTICLE X of these By-Laws may be amended, altered or repealed only by the affirmative vote of a majority of the outstanding shares of common stock of the Corporation at a regular meeting or special meeting of the stockholders, the notice of which contains the proposed amendment, alteration or repeal. For purposes of amending any By-Law set forth in ARTICLE X of these By-Laws, a majority of the outstanding shares of common stock of the Corporation shall mean the lesser of 67% of the voting securities present at the meeting, if a quorum is present, or 50% of the outstanding voting securities.